Exhibit 10.2

Execution Version

STOCKHOLDERS' AGREEMENT

among

MSPEA MODIFIED PLASTICS HOLDING LIMITED,

XD. ENGINEERING PLASTICS COMPANY LIMITED,

and

JIE HAN

________________________________

Dated August 15, 2011

________________________________

STOCKHOLDERS' AGREEMENT (this "Agreement") made on the fifteenth day of August, 2011

AMONG:

(1)
MSPEA MODIFIED PLASTICS HOLDING LIMITED, a company incorporated and existing under the laws of the Cayman Islands with its registered office at c/o Walkers Corporate Services Limited, Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9005, Cayman Islands (the "Investor");

(2)
XD. ENGINEERING PLASTICS COMPANY LIMITED, a company incorporated and existing under the laws of  the British Virgin Islands with its registered office at Palm Grove House, P.O. Box 438, Road Town, Tortola, British Virgin Islands ("XD Engineering"); and

(3)	JIE HAN, a PRC Citizen ("Mr. Han").

RECITALS:

(A)
XD Engineering and Mr. Han are existing stockholders of China XD Plastics Company Limited, a corporation organized and existing under Chapter 78 of the Nevada Revised Statutes of the State of Nevada, as amended (the "Company");

(B)
Pursuant to the Securities Purchase Agreement (the "Securities Purchase  Agreement") dated as of the date hereof, by and among the Investor, the Company, XD Engineering  and Mr. Han, the Company will issue to the Investor and the Investor will purchase certain preferred shares from the Company, subject to the terms and conditions thereof; and

(C)
In consideration of and as a condition precedent to the purchase of the Series D Preferred Stock by the Investor under the Securities Purchase Agreement, the Parties (as defined below) enter into this Agreement.

AGREEMENT:
SECTION 1
INTERPRETATION

1.1	Definitions. In this Agreement, unless the context otherwise requires, the following words and expressions have the following meanings:

"Affiliate" of a Person (the "Subject Person") means (a) in the case of a Person other than a natural person, any other Person that directly or indirectly Controls, is Controlled by or is under common Control with the Subject Person and (b) in the case of a natural person, any other Person that is directly or indirectly Controlled by the Subject Person or is a Relative of the Subject Person.

"Board" means the board of directors of the Company.

"Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the PRC or HKSAR or New York City are required or authorized by law or executive order to be closed.

"Certificate of Designation" means the Certificate of Designation, Preferences and Rights of the Series D Preferred Stock, as filed with the Nevada Secretary of State.

"Change of Control" means Mr. Han or XD Engineering ceases to own directly or indirectly at least 51% of the total voting power of all share capital of the Company.

“Code” means the United States Internal Revenue Code of 1986, as amended.

"Common Stock" means the common stock, par value US$0.0001 per share, in the capital of the Company.

"Company Charter Documents"  has the meaning set forth in the Securities Purchase Agreement.

"Completion" means completion of the purchase of the Series D Preferred Stock pursuant to the Securities Purchase Agreement.

"Control" of a Person means (a) ownership of more than 50% of the shares in issue or other equity interests or registered capital of such Person or (b) the power to direct the management or policies of such Person, whether through ownership or voting proxy of the voting power of such Person, through the power to appoint a majority of the members of the board of directors or similar governing body of such Person, through contractual arrangements or otherwise.

"Encumbrance" means (a) any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, deed of trust, title retention, security interest or other encumbrance of any kind securing, or conferring any priority of payment in respect of, any obligation of any Person, including any right granted by a transaction which, in legal terms, is not the granting of security interest or any other encumbrance but which has an economic or financial effect similar to the granting of security interest or any other encumbrance under applicable law, (b) any lease, sub-lease, occupancy agreement, easement or covenant granting a right of use or occupancy to any Person, (c) any proxy, power of attorney, voting trust agreement, interest, option, right of first offer, negotiation or refusal or transfer restriction in favor of any Person and (d) any adverse claim as to title, possession or use.

"Equity Securities" means, with respect to any Person, such Person's capital stock, membership interests, partnership interests, registered capital, joint venture or other ownership interests or any options, warrants or other securities，that are directly or indirectly convertible into, or exercisable or exchangeable for, such capital stock, membership interests, partnership interests, registered capital or joint venture or other ownership interests. Unless the context otherwise requires, any reference to "Equity Securities" refers to the Equity Securities of the Company.

"Exempted Issuance" means (a) any issuance of Common Stock upon the conversion of the Series D Preferred Stock; (b) the conversion, exercise or exchange of options, warrants or convertible securities of the Company that are outstanding and have been fully disclosed to the Investor as of the Completion Date (as defined in the Securities Purchase Agreement); (c) any issuance of shares of Common Stock or options to employees, officers, directors or other service providers of the Company pursuant to any stock or option plan duly approved for such purpose including the approval by the Board; (d) any issuance of Common Stock, options, warrants or convertible securities of the Company pursuant to acquisitions or other strategic transactions, in each case approved by the Board (including the affirmative vote or written consent of at least one (1) Series D Director) and (e) any issuance of Adjustment Shares (as defined in the Securities Purchase Agreement).

"Governmental Authority" means any government or political subdivision thereof; any department, agency or instrumentality of any government or political subdivision thereof; any court or arbitral tribunal; and the governing body of any securities exchange, in each case having competent jurisdiction.

"Group" means the Company and any of its direct and indirect Subsidiaries.

"Group Member" means any member of the Group.

"HKSAR" or "Hong Kong" means the Hong Kong Special Administrative Region of the PRC.

"Minimum Number" means 1,600,000 (as adjusted for any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, combination or other like changes in the Company's capital structure) shares of the Series D Preferred Stock.

"Party" or "Parties" means any signatory or the signatories to this Agreement and any Person that subsequently becomes a party to this Agreement as provided herein.

"Person" means any natural person, firm, company, Governmental Authority, joint venture, partnership, association or other entity (whether or not having separate legal personality).

"Pledge Agreement" means the Pledge Agreement, dated as of the date hereof, by and between the Investor and XD Engineering.

"PRC" or "China" means the People's Republic of China and for the purposes of this Agreement shall exclude HKSAR, Taiwan and the Special Administrative Region of Macau.

"Principal Business" means the business of the Group, being the development, manufacturing and distribution of modified plastics for use in the production of automobile, airplane, high-speed train and ship parts and components.

"Registration Rights Agreement" means the registration rights agreement, dated August 15, 2011, between the Company and the Investor.

"Relative" of a natural person means the spouse of such person and any parent, grandparent, child, grandchild, sibling, cousin, in-law, uncle, aunt, nephew or niece of such person or spouse.

"RMB" means Renminbi, the lawful currency of the PRC.

"Series D Preferred Stock" means the shares of the series D junior convertible preferred stock, par value 0.0001 per share, in the capital of the Company, with the rights, privileges and preferences set forth in the Certificate of Designation.

"Series D Director" means any member of the Board that is elected by holders of the Series D Preferred Stock in accordance with the terms of the Certificate of Designation.

"Subsidiary" of any Person (the "Parent ") means any other Person Controlled by the Parent.

"Transaction Documents" means the Securities Purchase Agreement, this Agreement, the Registration Right Agreement, the Certificate of Designation, the Pledge Agreement and the Company Charter Documents.

"US$" means United States Dollars, the lawful currency of the U.S.

1.2	Terms Defined Elsewhere in this Agreement. The following terms are defined in this Agreement as follows:

"Agreement"	Preamble
"Company"	Recital
"Investor"	Preamble
"Mr. Han"	Preamble
"Offered Shares"	Section 2.2(a)
"Price Notice"	Section 2.3
"Process Agent"	Section 7.3
"Securities Purchase Agreement"	Recital
"Tag-Along Notice"	Section 2.2(c)
"Tag-Along Right"	Section 2.2(b)
"Transfer"	Section 2.1
"Transferee"	Section 2.2(a)
"Transfer Notice"	Section 2.2(a)
"Transferring Stockholder"	Section 2.2(a)

1.3	Interpretation.

(a)
Directly or Indirectly.  The phrase "directly or indirectly" means directly, or indirectly through one or more intermediate Persons or through contractual or other arrangements, and "direct or indirect" has the correlative meaning.

(b)
Gender and Number.  Unless the context otherwise requires, all words (whether gender-specific or gender neutral) shall be deemed to include each of the masculine, feminine and neuter genders, and words importing the singular include the plural and vice versa.

(c)	Headings. Headings are included for convenience only and shall not affect the construction of any provision of this Agreement.

(d)	Include not Limiting. "Include," "including," "are inclusive of" and similar expressions are not expressions of limitation and shall be construed as if followed by the words "without limitation".

(e)
Law.  References to "law" shall include all applicable laws, regulations, rules and orders of any Governmental Authority, securities exchange or other self-regulating body, any common or customary law, constitution, code, ordinance, statute or other legislative measure and any regulation, rule, treaty, order, decree or judgment; and "lawful" shall be construed accordingly.

(f)
References to Documents.  References to this Agreement include the Schedules and Exhibits, which form an integral part hereof.  A reference to any Section, Schedule or Exhibit is, unless otherwise specified, to such Section of, or Schedule or Exhibit to this Agreement.  The words "hereof," "hereunder" and "hereto," and words of like import, unless the context requires otherwise, refer to this Agreement as a whole and not to any particular Section hereof or Schedule or Exhibit hereto.  A reference to any document (including this Agreement) is, unless otherwise specified, to that document as amended, consolidated, supplemented, novated or replaced from time to time.

(g)
Share Calculations.  In calculations of share numbers, references to a "fully diluted basis" mean that the calculation is to be made assuming that all outstanding options, warrants and other Equity Securities convertible into or exercisable or exchangeable for Common Stock (whether or not by their terms then currently convertible, exercisable or exchangeable), have been so converted, exercised or exchanged.  Any share calculation that makes reference to a specific date shall be appropriately adjusted to take into account any share split, share consolidation or similar event after such date.

(h)	Writing. References to writing and written include any mode of reproducing words in a legible and non-transitory form including emails and faxes.

(i)	Language. This Agreement is drawn up in the English language.

SECTION 2
RESTRICTIONS ON TRANSFER OF SHARES

2.1  Limitation on Transfers.  So long as the Investor holds any Equity Security of the Company, without the Investor's prior written consent, (a) neither XD Engineering nor Mr. Han shall directly or indirectly, sell, give, assign, hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of, or suffer to exist (whether by operation of law or otherwise) any Encumbrance on, any Equity Securities of the Company directly or indirectly held by XD Engineering or Mr. Han or any right, title or interest therein or thereto (including any contractual or other legal arrangement having the effect of transferring any or all of the benefits of ownership or economic rights), or otherwise take any action to the effect that any other Person will become a “beneficial owner” (as defined in Rule 13d-3 promulgated under the 1934 Act) of any Equity Security of the Company directly or indirectly held by XD Engineering or Mr. Han (each, a "Transfer"); and (b) Mr. Han shall not directly or indirectly Transfer any Equity Security of XD Engineering.  Notwithstanding the forgoing, XD Engineering and Mr. Han shall be entitled to, at its or his sole discretion, hypothecate, pledge, encumber or otherwise grant a security interest in those Equity Securities that are not subject to the pledge pursuant to the Pledge Agreement in favor of a bona fide third party in connection with a business transaction with a valid business purpose; provided that the foregoing transaction shall not result in XD Engineering and/or Mr. Han losing the control or ownership of the Equity Securities being hypothecated, pledged, encumbered or otherwise granted a security interest on.

2.2	Tag-Along Rights.

(a)
So long as the Investor holds any Equity Security of the Company, if XD Engineering and/or Mr. Han (as applicable, in such capacity, the "Transferring Stockholder") proposes to directly or indirectly Transfer any Equity Securities of the Company in one or a series of transactions to a third party (the "Transferee") which could reasonably be expected to result in a Change of Control, the Transferring Stockholder shall send a written notice to the Investor (the "Transfer Notice") at least sixty (60) calendar days prior to the proposed closing of such Transfer between the Transferring Stockholder and the Transferee. The Transfer Notice shall state, (i) the name of the Transferring Stockholder, (ii) the name and address of the Transferee, (iii) the amount of Equity Securities to be Transferred (the "Offered Shares"), (iv) the amount and form of the proposed consideration for the proposed Transfer and (v) the other terms and conditions of the proposed Transfer.

(b)
The Investor shall have the right (the "Tag-Along Right") but not the obligation to require the Transferee to purchase from the Investor, at the same consideration per share of Common Stock (or, if the consideration per share of Common Stock is not applicable, at the same consideration for the same amount of voting power associated with the Equity Securities being transferred by the Transferring Stockholder) offered to the Transferring Stockholder and upon the same terms and conditions as to be paid and given to the Transferring Stockholder as set forth in the Transfer Notice, all or a portion of the Equity Securities held by the Investor.

(c)
For the Investor to exercise such Tag-Along Right, within thirty (30) calendar days after the delivery of the Transfer Notice, the Investor shall deliver a notice of such election (the "Tag-Along Notice") to the Transferring Stockholder, specifying the amount of Equity Securities with respect to which it has elected to exercise its Tag-Along Right. Such Tag-Along Notice shall be irrevocable and shall constitute a binding agreement by the Investor to Transfer such Equity Securities on the terms and conditions set forth in the Transfer Notice; provided however, in connection with any such Transfer from the Investor to the Transferee as contemplated hereunder, the Investor shall not be required to make any representation, warranty or indemnity regarding any matter concerning the business of any Group Member.

(d)
Where the Investor has properly elected to exercise its Tag-Along Right and the proposed Transferee fails to purchase the Investor's Equity Securities specified in the Tag-Along Notice from the Investor, the Transferring Stockholder shall not make the proposed Transfer, and if any Transfer is purported to be made, such Transfer shall be void and null ab initio.

2.3
Avoidance of Restrictions.  The Parties agree that the Transfer restrictions in this Agreement shall not be capable of being avoided by the holding of Equity Securities of the Company indirectly through a company or other entity that can itself be sold in order to dispose of an interest in the Equity Securities of the Company free of such restrictions.  Any Transfer or other disposal of any shares (or other interest) of the entity holding equity interest in a Party shall be treated as being a Transfer of the Equity Securities of the Company held by that Party, and the provisions of this Agreement that apply in respect of the Transfer of the Equity Securities of the Company shall thereupon apply in respect of the Equity Securities of the Company so held.

SECTION 3
REPRESENTATIONS, WARRANTIES, COVENANTS AND UNDERTAKINGS

3.1	Representations and Warranties. XD Engineering and Mr. Han jointly and severally represent to the Investor, and the Investor represents to XD Engineering and Mr. Han (to the extent applicable), that:

(a)
such Party has the full power and authority to enter into, execute and deliver this Agreement and to perform the transactions contemplated hereby, and such Party is duly incorporated or organized and existing under the laws of the jurisdiction of its incorporation or organization;

(b)
the execution and delivery by such Party of this Agreement and the performance by such Party of the transactions contemplated hereby have been duly authorized by all necessary corporate or other action of such Party;

(c)
assuming the due authorization, execution and delivery hereof by the other Parties, this Agreement constitutes the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally; and

(d)
the execution, delivery and performance of this Agreement by such Party and the consummation of the transactions contemplated hereby will not (i) violate any provision of any organizational or governance document of such Party, (ii) require such Party to obtain any consent, approval or action of, or make any filing with or give any notice to, any Governmental Authority in such Party's country of organization or any other Person pursuant to any instrument, contract or other agreement to which such Party is a party or by which such Party is bound, other than any such consent, approval, action or filing that has already been duly obtained or made or otherwise explicitly required hereunder, (iii) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both constitute) a default under, any instrument, contract or other agreement to which such Party is a party or by which such Party is bound, or (iv) violate any law.

3.2	Non-Competition.

Each of XD Engineering and Mr. Han undertakes to the Investor that it/he will not, and will ensure that the other companies that it/he directly or indirectly Controls or holds equity interests in (other then the Group Members) will not, without the prior written consent of the Investor:

(a)	enter into any business that is engaged in the Principal Business (or any part thereof) anywhere in the PRC or otherwise competes directly or indirectly with any Group Member;

(b)	solicit for itself/himself or any entity other than a Group Member the business or a customer or client of any Group Member; or

(c)	persuade, solicit or encourage any employee of any Group Member to leave such Group Member's employ.

3.3	Transaction Documents.

(a)
Subject to Section 10 of the Securities Purchase Agreement, XD Engineering and Mr. Han shall be severally and not jointly liable with the Company for the Company's obligations under the Transaction Documents. In the event that the Company does not pay the applicable full amount of the Voluntary Redemption Price (as defined in the Certificate of Designation) and/or the Mandatory Redemption Price (as defined in the Certificate of Designation) to the Investor for any reason within six months after the Redemption Date (as defined in the Certificate of Designation) or the Mandatory Redemption Date (as defined in the Certificate of Designation), as applicable, XD Engineering and Mr. Han shall immediately make payment to the Investor such that the Investor will receive the applicable full amount of the Voluntary Redemption Price and/or the Mandatory Redemption Price.

(b)
Subject to Section 10.2(b) of the Securities Purchase Agreement, XD Engineering and Mr. Han undertake to the Investor that if for any reason any provision of the Certificate of Designation is not enforceable or alleged to be unenforceable by any Person, XD Engineering and Mr. Han will transfer shares or pay the relevant price or take other means to transfer the economic interest to the Investor, to the effect that the Investor will enjoy the full economic benefit under the Certificate of Designation as if such unenforceability of alleged unenforceability had not occurred.

3.4
Anti-Dilution Protection.  If the Company shall at any time issue or sell any shares of Common Stock or Equity Securities, other than an issuance or sale in an Exempted Issuance, at a price per share of Common Stock, or in the case other Equity Securities exchangeable or convertible into shares of Common Stock, at a conversion or exercise price for a share of Common Stock (in each case, the "New Issue Price") that is less than the then effective Conversion Price of Series D Preferred Stock (as defined in the Certificate of Designation of Series D Preferred Stock) (treating the price per share of Common Stock, in the case of the issuance of any Equity Securities, as equal to (x) the sum of the price for such Equity Securities plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such Equity Securities divided by (y) the number of shares of Common Stock initially underlying such Equity Securities), the Investor shall have the right to purchase from XD Engineering and/or Mr. Han, and XD Engineering and/or Mr. Han shall sell and transfer to the Investor, at par value per share, a number of shares of Common Stock that is equal to (i) the number of shares of Common Stock that the Series D Preferred Stock held by the Investor would have been convertible into as if the then effective Conversion Price is equal to the New Issue Price, minus (ii) the number of shares of Common Stock that the outstanding Series D Preferred Stock held by the Investor are convertible into under the then effective Conversion Price.   Such sale and purchase shall be completed within 10 Business Days after the date of issuance of the Common Stock or other Equity Securities or a later date requested by the Investor.

In case the consideration received by the Company from such sale or issuance is not cash, the amount of the consideration shall be the Fair Market Value of such non-cash consideration. If the terms of any Equity Securities of the Company other than the Series D Preferred Stock are amended, modified or adjusted by operation of their terms (including any anti-dilution adjustment) or in any other manner that results in a reduction of the New Issue Price of such Equity Securities, XD Engineering and/or Mr. Han shall sell and transfer to the Investor, and the Investor shall purchase from XD Engineering and/or Mr. Han, additional number of shares of Common Stock at par value in accordance with this Section 3.4, as if the New Issue Price after such reduction had been the original New Issue Price of such Equity Securities.

The "Fair Market Value" of any property in connection with any given transaction means:

(i)         if it is a security listed on a national securities exchange, then the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending three (3) days prior to the closing of such transaction;

(ii)        if it is a security actively traded over the counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the closing of such transaction; and

(iii)        if there is no active public market, then the value shall be the fair market value thereof as determined in good faith by the Board; provided, that if a majority of the holders of shares of the Series D Preferred Stock then outstanding disagree with such determination, such fair market value shall be determined by a nationally recognized independent investment banking firm selected by such holders, and reasonably acceptable to the Board; provided, further, that the determination of such investment banking firm shall be binding upon the parties hereto and the cost thereof shall be borne by the Company.

SECTION 4
TERM AND TERMINATION

4.1
Effective Date; Termination.  This Agreement shall become effective upon execution and shall continue in force until the earlier to occur of (a) the date upon which the Investor and the permitted transferees of the Series D Preferred Stock cease to hold the Minimum Number of the Series D Preferred Stock and (b) any date agreed upon in writing by all of the Parties.

4.2
Consequences of Termination.  If this Agreement is terminated in accordance with Section 4.1, it shall become void and of no further force and effect, except for the provisions of this Section 5,  Section 5 (Notices), Section 6 (Miscellaneous) and Section 7 (Governing Law and Jurisdiction)],  provided, however, that such termination shall, unless otherwise agreed by the Parties, be without prejudice to the rights or obligations of any Party accrued under this Agreement prior to such termination.

SECTION 5
NOTICES

5.1
Notices.  Each notice, demand or other communication given or made under this Agreement shall be in writing in English and delivered or sent to the relevant Party at its address or fax number set out below (or such other address or fax number as the addressee has by five Business Days' prior notice specified to the other Parties).  Any notice, demand or other communication given or made by letter between countries shall be delivered by international commercial overnight delivery service or courier (such as Federal Express or DHL).  Any notice, demand or other communication so addressed to the relevant Party shall be deemed to have been delivered, (i) if delivered in person or by messenger, when proof of delivery is obtained by the delivering party; (ii) if sent by post within the same country, on the third Business Day following posting, and if sent by post to another country, on the seventh Business Day following posting; and (iii) if given or made by fax, upon dispatch and the receipt of a transmission report confirming dispatch.

5.2	Addresses and Fax Numbers. The initial address and facsimile for each Party for the purposes of this Agreement are:

if to the Investor:	with a copy to:
c/o Morgan Stanley Private Equity International Commerce Centre 1 Austin Road West Kowloon, Hong Kong SAR Morgan Stanley Private Equity Facsimle: +852 3407-5069 Attention: Eddy Huang	Paul, Weiss, Rifkind, Wharton & Garrison 12th Floor, Hong Kong Club Building 3A Chater Road, Central Hong Kong Facsimile: (852) 2536-9622 Attention: John E. Lange

with a copy to: Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York New York 10019-6064 Facsimile: 1 (212) 373-2553 Attention: Tracey Zaccone
if to XD Engineering or Mr. Han:	with a copy to (which shall not constitute notice):
No. 9 Dalian North Road, Haping Road Centralized Industrial Park, Harbin Development Zone, Heilongjiang Province, PRC 150060 Facsimile: 86-451-84346611 Attention: Mr. Jie Han	DLA Piper 20th Floor, South Tower, Beijing Kerry Center 1 Guanghua Road, Chaoyang District 100020 Beijing, China Facsimile: + 86 6561 5158 Attention: Steven Liu
SECTION 6
MISCELLANEOUS

6.1
Assignment.  This Agreement shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the Parties.  The Company, XD Engineering and Mr. Han shall not assign this Agreement or any of its rights or duties hereunder to any Person.  The Investor shall not, directly or indirectly,  assign any of its rights or obligations hereunder to any Person other than to its Affiliates without the prior written consent of the Company.

6.2
No Partnership.  The Parties expressly do not intend hereby to form a partnership, either general or limited, under any jurisdiction's partnership law.  The Parties do not intend to be partners one to another, or partners as to any third party, or create any fiduciary relationship among themselves, by virtue of their status as parties to this Agreement.

6.3	Amendment. This Agreement may not be amended, modified or supplemented except by a written instrument executed by each of the Parties.

6.4
Waiver.  No waiver of any provision of this Agreement shall be effective unless set forth in a written instrument signed by the Party waiving such provision.  No failure or delay by a Party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy.  Without limiting the foregoing, no waiver by a Party of any breach by any other Party of any provision hereof shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof.

6.5
Entire Agreement.  This Agreement, together with the other Transaction Documents and any other documents referred to herein or therein, constitutes the whole agreement between the Parties relating to the subject matter hereof and supersedes any prior agreements or understandings relating to such subject matter.

6.6
Severability.  Each and every obligation under this Agreement shall be treated as a separate obligation and shall be severally enforceable as such and in the event of any obligation or obligations being or becoming unenforceable in whole or in part.  To the extent that any provision or provisions of this Agreement are unenforceable they shall be deemed to be deleted from this Agreement, and any such deletion shall not affect the enforceability of this Agreement as remain not so deleted.

6.7
Consent to Specific Performance.  The Parties declare that it is impossible to measure in money the damages that would be suffered by a Party by reason of the failure by any other Party to perform any of the obligations hereunder.  Therefore, if any Party shall institute any action or proceeding to enforce the provisions hereof, any Party against whom such action or proceeding is brought hereby waives any claim or defense therein that the other Party has an adequate remedy at law, to the extent permitted by law.

6.8
Counterparts.  This Agreement may be executed in one or more counterparts including counterparts transmitted by telecopier or facsimile, each of which shall be deemed an original, but all of which signed and taken together, shall constitute one document.

SECTION 7
GOVERNING LAW AND JURISDICTION

7.1
Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK OF THE UNITED STATES APPLICABLE TO CONTRACTS TO BE PERFORMED WHOLLY WITHIN SUCH JURISDICTION, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF ANY JURISDICTION.

7.2
Submission to Jurisdiction.  Each of the parties hereto (i) will submit itself to the non-exclusive jurisdiction of any federal court located in the State of New York or any New York state court having subject matter jurisdiction in the event any dispute arises out of this Agreement, (ii) agrees that venue will be proper as to proceedings brought in any such court with respect to such a dispute, (iii) will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court and (iv) agrees to accept service of process at its address for notices pursuant to this Agreement in any such action or proceeding brought in any such court.  With respect to any such action, service of process upon any party hereto in the manner provided herein for the giving of notices shall be deemed, in every respect, effective service of process upon such party.

7.3
Service of Process.  Each of XD Engineering and Mr. Han hereby irrevocably designates and appoints Favor Sea (US) Inc. (辉海(美国) 有限公司) (the "Process Agent"), as the authorized agent of XD Engineering and Mr. Han upon whom process may be served in any such suit or proceeding, it being understood that the designation and appointment of the Process Agent as such authorized agent shall become effective immediately without any further action on the part of XD Engineering and Mr. Han.  Each of XD Engineering and Mr. Han hereby represents that it has notified the Process Agent of such designation and appointment and that the Process Agent has accepted the same in writing.  Each of XD Engineering and Mr. Han hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf.  Each of the Company, XD Engineering  and Mr. Han further agrees that service of process upon the Process Agent and written notice of said service to XD Engineering or Mr. Han, as the case may be, mailed by prepaid registered first class mail or delivered to the Process Agent at its principal office, shall be deemed in every respect effective service of process upon XD Engineering or Mr. Han, as the case may be, in any such suit or proceeding.  Nothing herein shall affect the right of any Party to serve process in any other manner permitted by law.  Each of XD Engineering and Mr. Han further agrees to take any and all actions, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Process Agent in full force and effect so long as XD Engineering and Mr. Han have any outstanding obligations under this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

MSPEA MODIFIED PLASTICS HOLDING LIMITED

By:	/s/ Alan K. Jones
Name: Alan K. Jones
Title: Director

[Signature Page to Stockholders' Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

XD. ENGINEERING PLASTICS COMPANY LIMITED

By:	/s/ Jie Han
Name: Jie Han
Title: Director
/s/ Jie Han
JIE HAN

[Signature Page to Stockholders' Agreement]